As filed with the Securities and Exchange Commission on June 30, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INCREDIMAIL LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 HaNechoshet Street, Tel Aviv, Israel	69710
(Address of Principal Executive Offices)	(Zip Code)

THE 2003 ISRAELI SHARE OPTION PLAN
(Full title of the plan)

Jeff Holtzman
IncrediMail Inc.
211 East 43rd Street, Suite 2300
New York, NY 10017
(Name and address of agent for
service)
(212)682-1995
(Telephone number, including area code, of agent for service)

Copy to:

Michael Rimon
Meitar Liquornik Geva & Leshem Brandwein
16 Abba Hillel Silver Road
Ramat Gan 52506, Israel
Telephone No.: (972-3) 610-3100
Telecopier No.: (972-3) 610-3687

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, par value NIS 0.01 per share	1,000,000	$2.98 (2)	$2,980,000	$117

(1)	This registration statement shall also cover such indeterminate number of Ordinary Shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions effected without the registrant’s receipt of consideration, which transactions result in an increase in the number of outstanding Ordinary Shares of the registrant, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) and (h) under the Securities Act, the average of the high and low sale prices of the Ordinary Shares on the Nasdaq Global Market on June 27, 2008 with respect to 1,000,000 Ordinary Shares subject to future grants under the plan underlying this registration statement.

EXPLANATORY NOTE

The contents of the registrant’s Registration Statement on Form S-8, File No. 333-133968, filed with the Securities and Exchange Commission on May 10, 2006, are hereby incorporated by reference into this Registration Statement with the exception of Exhibits 5.1, 23.1, 23.2, and 24.1, which are provided herewith.

ADDITIONAL INFORMATION

On December 27, 2007, the number of Ordinary Shares underlying the registrant’s 2003 Israeli Share Option Plan was increased by 1,000,000 to a total of 2,368,000 Ordinary Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

    (a)        Our Annual Report on Form 20-F for the fiscal year ended December 31, 2007; and

    (b)        Our report on Form 6-K filed on June 2, 2008, containing the registrant’s press release of June 2, 2008 covering financial results of the registrant for the first quarter of 2008 (excluding all financial information not prepared in accordance with US generally accepted accounting principles (GAAP), identified as Non-GAAP financial information or measures).

In addition, all subsequent annual reports filed on Form 20-F prior to the termination of this offering are incorporated by reference into this Registration Statement. Also, we may incorporate by reference our future reports on Form 6-K by stating in those Forms that they are being incorporated by reference into this prospectus.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Erdinast, Ben Nathan & Co., Advocates, Israeli counsel to the registrant, as to the legality of the securities being offered under this Registration Statement.

23.1	Consent of Kost Forer Gabbay & Kasierer, Member of Ernst & Young Global.

23.2	Consent of Erdinast, Ben Nathan & Co. (included in Exhibit 5.1).

24.1	Power of Attorney (see Page II-1 of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on this 26 day of June, 2008.

INCREDIMAIL LTD. By: /s/ Ofer Adler —————————————— Ofer Adler Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ofer Adler and Yacov Kaufman, and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Ofer Adler	Chief Executive Officer and Director
Ofer Adler	(principal executive officer)	June 26, 2008

/s/ Yacov Kaufman	Chief Financial Officer (principal
Yacov Kaufman	financial and accounting officer)	June 26, 2008

/s/ Tamar Gottlieb
Tamar Gottlieb	Chairperson and Director	June 26, 2008

/s/ Yair M. Zadik
Yair M. Zadik	Director	June 26, 2008

/s/ Gittit Guberman
Gittit Guberman	Director	June 26, 2008

/s/ David Jutkowitz
David Jutkowitz	Director	June 26, 2008

/s/ James H. Lee
James H. Lee	Director	June 26, 2008

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of IncrediMail Ltd., has signed this Registration Statement on Form S-8 on June 26, 2008.

INCREDIMAIL INC. By: /s/ Jeff Holtzman —————————————— Jeff Holtzman President

EXHIBIT INDEX

Description

5.1	Opinion of Erdinast, Ben Nathan & Co., Advocates, Israeli counsel to the registrant, as to the legality of the securities being offered under this Registration Statement.

23.1	Consent of Kost Forer Gabbay & Kasierer, Member of Ernst & Young Global.

23.2	Consent of Erdinast, Ben Nathan & Co. (included in Exhibit 5.1).

24.1	Power of Attorney (see Page II-1 of this Registration Statement).